UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 4, 2007

Telular Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23212	36-3885440
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

311 South Wacker Drive, Suite 4300, Chicago, Illinois		60606-6622
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	312-379-8397

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2007, the Compensation Committee of Telular Corporation (the "Company") approved an amended employment agreement for Michael J. Boyle, Telular’s President and Chief Executive Officer (the "Executive"). The Executive’s employment will continue until the earlier of (a) the effective date of the Company’s appointment of a new President and Chief Executive Officer (other than an interim President or Chief Executive Officer) (the "Succession Date") and (b) termination of the agreement by either party upon at least 60 days notice. Under the agreement the Company will pay the Executive a base salary of $375,000 annually. The Executive shall also be entitled to an annual incentive payment of up to $200,000, in accordance with certain targets established by the Compensation Committee of the Company. The Company, for a period of 12 months commencing immediately upon the Succession Date, shall pay, on behalf of the Executive, the insurance premiums associated with the continuation of the Executive’s medical insurance coverage under COBRA.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Telular Corporation

December 6, 2007	By:	/s/ Joseph Beatty

Name: Joseph Beatty
Title: Executive Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement dated December 4, 2007